UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2016
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), the world’s leading healthcare diagnostics company, announced that Covance Drug Development has received the Clinical & Research Excellence (CARE) Award for Best Sponsor-Focused Technological Development for its Xcellerate® Monitoring solution. Xcellerate Monitoring is a first-in-kind global, central monitoring solution that integrates, analyzes and visualizes relevant clinical trial data in near real time to mitigate risk, protect patient safety and drive better and faster clinical trial results, for a single study or across an entire portfolio of trials.

“We are very proud that Xcellerate Monitoring has been recognized by CARE with this award, and I applaud our team for their vision and execution in bringing the Xcellerate platform to life,” said Deborah Keller, chief executive officer of Covance Drug Development. “Xcellerate is a technology-enabled tool that is helping to improve health and improve lives by creating advanced analytics that help our sponsors improve the time, cost, and quality of their clinical development programs.”

Xcellerate Monitoring is part of Covance’s Xcellerate Clinical Trial Optimization® suite, a proprietary, technology-enabled solution set that can meaningfully reduce the cost, time, complexity and risk of drug development. The platform also includes Xcellerate Forecasting & Site Selection, Xcellerate Trial Management and Xcellerate Insights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

May 12, 2016